                                                                    EXHIBIT 10.2

                              AMENDED AND RESTATED
                      SERIES C CONVERTIBLE PREFERRED STOCK
                               PURCHASE AGREEMENT


         THIS AMENDED AND RESTATED SERIES C CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT (the "AGREEMENT") is entered into as of this 30th day of March 2004 by and among Odimo Incorporated, a Delaware corporation (the "COMPANY"), and SDG Marketing, Inc. ("PURCHASER").

                                    RECITALS

         WHEREAS, the Company has authorized the sale and issuance of an aggregate of 6,728,331 shares of its Series C Preferred Stock, par value $0.001 per share (the "Shares");

         WHEREAS, Purchaser desires to purchase, and the Company desires to issue and sell the Shares to the Purchaser, on the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the parties hereto agree as follows:

1.       AGREEMENT TO SELL AND PURCHASE.

         1.1 AUTHORIZATION OF SHARES. The Company has (i) duly authorized the sale and issuance to Purchaser of the Shares (ii) duly authorized and reserved a sufficient number of shares of common stock of the Company, $0.001 par value (the "COMMON STOCK"), for issuance upon full conversion of the Shares (the "CONVERSION SHARES"). The Shares and the Conversion Shares have the rights, preferences, privileges and restrictions set forth in the Amended and Restated Certificate of Incorporation of the Company, in the form attached hereto as EXHIBIT A (the "CERTIFICATE"). The Company has adopted and filed with the Secretary of State of the State of Delaware the Certificate and has taken all necessary corporate action for the purpose of authorizing the issuance and sale of the Shares pursuant hereto and the issuance of the Conversion Shares upon conversion of the Shares.

         1.2 SALE AND PURCHASE. Subject to the terms and conditions hereof, the Company hereby issues and sells to Purchaser, and Purchaser hereby purchases from the Company, 6,728,331 shares of the Company's Series C Preferred Stock (the "Shares") for an aggregate purchase price of Two Million Seven Hundred Fifty Thousand Dollars ($2,750,000) (the "Purchase Price").

         1.3 CLOSING DELIVERIES AND PAYMENT.

                  (a) DELIVERY OF SHARES AND PURCHASE PRICE. Upon the execution of this Agreement, the Company will deliver to the Purchaser stock certificates representing the Shares, and Purchaser shall deliver the Purchase Price to the Company no later than June 11, 2004 by check payable to the order of the Company or by wire transfer of immediately available funds to the bank account of the Company designated by the Company in writing.

                  (b) REGISTRATION RIGHTS AGREEMENT. Simultaneously with the execution of this Agreement, the Amended and Restated Registration Rights Agreement attached hereto as EXHIBIT B (THE "AMENDED REGISTRATION RIGHTS AGREEMENT"), shall have been executed by the parties thereto.

                  (d) AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT. Simultaneously with the execution of this Agreement, an Amended and Restated Stockholders' Agreement, substantially in the form attached hereto as EXHIBIT C (THE "AMENDED STOCKHOLDERS' AGREEMENT"), shall have been executed and delivered by the parties thereto

         1.4 USE OF PROCEEDS. The proceeds received by the Company from the sale of the Shares shall be used for marketing and advertising of diamonds and diamond jewelry.

2.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

         Except as set forth on the SCHEDULE OF EXCEPTIONS attached hereto, the Company hereby represents and warrants to Purchaser as follows:

         2.1 ORGANIZATION, GOOD STANDING AND QUALIFICATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite corporate power and authority to own and operate its properties and assets, to execute and deliver this Agreement, the Certificate, the Amended Registration Rights Agreement and the Amended Stockholders' Agreement, to issue and sell the Shares and the Conversion Shares and to carry out the provisions of this Agreement, the Amended Registration Rights Agreement, the Amended Stockholders' Agreement and the Certificate, and to carry on its business as presently conducted and as presently proposed to be conducted. The Company is duly qualified and is authorized to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) make such qualifications necessary, except for those jurisdictions in which failure to do so would not have a material adverse effect on the Company or its business. The Company is not a participant in any joint venture, partnership or similar arrangement. The Company has made available to Purchaser true, correct and complete copies of the Company's Certificate of Incorporation and Bylaws, each as amended to date and presently in effect.

         2.2 CAPITALIZATION; VOTING RIGHTS. The authorized capital stock of the Company consists of:

                  (a) 100,000,000 shares of Common Stock, of which: (i) 15,718,207 shares are issued and outstanding; (ii) 69,716,377 shares are currently reserved for issuance to holders of the Company's Preferred Stock and warrants; (iii) 477,777 shares are currently reserved for issuance to the Company's suppliers; (iv) 11,379,373 shares are currently reserved for issuance pursuant to outstanding option agreements; and (v) 13,984,771 shares are authorized to be issued to key employees, consultants and others affiliated with the Company pursuant to stock grant, stock purchase and/or option plans or any other stock incentive program, arrangement or agreement approved by the Company's Board of Directors; and

                  (b) 51,049,709 shares of Preferred Stock, par value $0.001 per share (the "Preferred Stock"), of which: (i) 4,666,667 are designated Series A Convertible Preferred Stock, all of which are issued and outstanding; (ii) 12,846,226 shares are designated Series B Convertible Preferred Stock, all of which are issued and outstanding; (iii) 14,341,131 shares are designated Series C Convertible Preferred Stock, 11,796,140 of which are issued and outstanding; and (iv) 18,272,486 shares are designated Series D Convertible Preferred Stock, 15,596,183 of which are issued and outstanding.

         All issued and outstanding shares of the Company's Common Stock and Preferred Stock (i) have been duly authorized and validly issued, (ii) are fully paid and nonassessable, (iii) are free of liens and encumbrances created by the Company and (iv) were issued in compliance with all applicable state and federal laws concerning the issuance of securities. The rights, preferences, privileges and restrictions of the Shares are as stated in the Certificate. The Conversion Shares have been duly and validly reserved for issuance in sufficient number for issuance upon full conversion of the Shares. Except as set forth above or in that certain Warrant dated as of December 6, 2002 in favor of GSI Commerce Solutions, Inc., there are no outstanding options, warrants, puts, calls, rights (including conversion or preemptive rights and rights of first refusal), proxy or stockholder agreements, or agreements of any kind for the purchase or acquisition from the Company of any of its securities or other restrictions on the incidents of ownership or transfer created by statute, the charter documents of the Company or any agreement to which the Company is a party or by which it is bound, other than the Amended Stockholders' Agreement. The Shares and the Conversion Shares have been duly authorized and, when issued in compliance with the provisions of this Agreement and the Certificate, will be validly issued (including, without limitation, issued in compliance with applicable state and federal securities laws), fully paid and nonassessable and will be free of any liens or encumbrances; provided, however, that the Shares and the Conversion Shares may be subject to restrictions on transfer under state and/or federal securities laws as set forth herein or as otherwise required by such laws at the time transfer is proposed, or pursuant to the Amended Stockholders' Agreement.

         2.3 AUTHORIZATION; BINDING OBLIGATIONS. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement, the Amended Registration Rights Agreement and the Amended Stockholders' Agreement, the performance of all obligations of the Company hereunder and thereunder and the authorization, sale, issuance and delivery of the Shares pursuant hereto and the Conversion Shares pursuant to the Certificate has been taken, as applicable. The Agreement, the Amended Registration Rights Agreement and the Amended Stockholders' Agreement, when executed and delivered, will be valid and binding obligations of the Company enforceable against the Company, in accordance with their terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights; (ii) as limited by general principles of equity that restrict the availability of specific performance, injunctive relief or other equitable remedies; and (iii) to the extent that the enforceability of the indemnification provisions of the Amended Registration Rights Agreement may be limited by applicable federal and state securities laws.

         2.4 FINANCIAL STATEMENTS; SUBSIDIARIES. The Company's unaudited balance sheet as of December 31, 2003 and unaudited statements of operations and cash flows of the Company for the year ended December 31, 2003 (the "FINANCIAL STATEMENTS"), as delivered to Purchaser in connection with the investment contemplated hereby, have been prepared in accordance with generally accepted accounting principles consistently applied and fairly present in all material respects the financial position and the results of operations of the Company for the periods covered thereby, and the Company has no material liabilities or obligations of any nature (absolute, accrued, contingent or otherwise) that are not either reflected or fully reserved against on the Financial Statements or incurred in the ordinary course of the business of the Company subsequent to the date thereof. Since the date of the Financial Statements, there has not been any material adverse change in the business, financial condition, results of operations or prospects of the Company. Except as provided on the Schedule of Exceptions, the Company has no subsidiaries (the "Subsidiaries").

         2.5 AGREEMENTS; ACTION.

                  (a) Except for agreements explicitly contemplated hereby, there are no agreements, understandings or proposed transactions between the Company and any of its officers, directors or affiliates or any affiliate thereof.

                  (b) There are no agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which the Company is a party or to its knowledge by which it is bound which may involve provisions restricting the development, manufacture or distribution of the Company's products or services, or indemnification by the Company with respect to infringements of proprietary rights.

         2.6 OBLIGATIONS TO RELATED PARTIES. There are no obligations of the Company to officers, directors, stockholders, or employees of the Company other than (a) for payment of salary for services rendered, (b) reimbursement for reasonable expenses incurred on behalf of the Company and (c) for other standard employee benefits made generally available to all employees (including stock option agreements outstanding under any stock option plan approved by the Board of Directors of the Company). No officer, director or, to the best of the Company's knowledge, stockholder, or any member of their immediate families, are indebted to the Company or have any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation which competes with the Company, except that officers, directors and/or stockholders of the Company may own stock in publicly traded companies which may compete with the Company. No such officer, director or stockholder, or any member of their immediate families is, directly or indirectly, interested in any material contract with the Company (other than such contracts as relate to any such person's ownership of capital stock or other securities of the Company). The Company is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation.

         2.7 TITLE TO PROPERTIES AND ASSETS; LIENS, ETC. The Company and the Subsidiaries have good and marketable title to their properties and assets, and good title to their leasehold estates, in each case subject to no mortgage, pledge, lien, lease, encumbrance or charge, other than (i) those resulting from taxes which have not yet become delinquent, (ii) minor liens and encumbrances which do not materially detract from the value of the property subject thereto or materially impair the operations of the Company or the Subsidiaries, as the case may be, (iii) those that have otherwise arisen in the ordinary course of business, (iv) as described in the Amended and Restated Security Agreement, dated as of the date hereof, between the Company and the persons set forth on Schedule A thereto, (v) as described in the Patents, Trademarks, Copyrights, and Licenses Security Agreement, dated as of December 6, 2002, between the Company, Odimo Acquisition Corp. and Ashford.com, Inc. All facilities, machinery, equipment, fixtures, vehicles and other properties owned, leased or used by the Company are in good operating condition and repair and are reasonably fit and usable for the purposes for which they are being used. The Company and the Subsidiaries are in compliance in all material respects with the terms of each lease to which they are a party or are otherwise bound.

         2.8 PATENTS AND TRADEMARKS. The Company and the Subsidiaries own or possess sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, information and other proprietary rights and processes necessary for their respective businesses as now conducted and to their knowledge as proposed to be conducted, without any infringement known to them of the rights of others. There are no outstanding options, licenses or agreements of any kind relating to the foregoing, nor are the Company or the Subsidiaries bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes of any other person or entity other than such licenses or agreements arising from the purchase of "off the shelf" or standard products. The Company or the Subsidiaries have not received any communications alleging that the Company or the Subsidiaries have violated or, by conducting their business as proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity. The Company or the Subsidiaries are not aware that any of their employees is obligated under any contract (including licenses, covenants or commitments or any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with their duties to the Company's or the Subsidiaries' business. The conduct of the Company's or the Subsidiaries' business as proposed to be conducted, will not, to the Company's or the Subsidiaries' knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any employee is now obligated. The Company or the Subsidiaries do not believe it is or will be necessary to utilize any inventions, trade secrets or proprietary information developed or acquired by any of its employees in the conduct of the Company's or Subsidiaries' business prior to their employment by the Company or the Subsidiaries, except for inventions, trade secrets or proprietary information that have been assigned to the Company or the Subsidiaries.

         2.9 COMPLIANCE WITH OTHER INSTRUMENTS. The Company is not in violation or default and the execution and delivery of this Agreement and the performance of the Company's obligations hereunder will not put the Company in violation or default of any term of its Certificate of Incorporation or Bylaws, or of any provision of any mortgage, indenture, contract, agreement, instrument or contract to which it is party or by which it is bound or of any judgment, decree, order, writ or, to its knowledge, any statute, rule or regulation applicable to the Company which, individually or in the aggregate, would materially and adversely affect the business, financial condition, results of operations or prospects of the Company. The execution, delivery, and performance of and compliance with this Agreement and the related agreements, and the issuance and sale of the Shares pursuant hereto and of the Conversion Shares pursuant to the Certificate, will not, with or without the passage of time or giving of notice, result in any such material violation, or be in conflict with or constitute a default under any such term, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company or the suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to the Company, its business or operations or any of its assets or properties.

         2.10 LITIGATION. There is no action, suit, proceeding or investigation pending or to the Company's knowledge currently threatened against the Company that questions the validity of this Agreement, the Amended Registration Rights Agreement or the Amended Stockholders' Agreement or the right of the Company to enter into any of such agreements, or to consummate the transactions contemplated hereby or thereby, or which might result, either individually or in the aggregate, in any material adverse change in the business, financial condition, results of operations or prospects of the Company, financially or otherwise, or any change in the current equity ownership of the Company, nor is the Company aware that there is any basis for the foregoing. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality.

         2.11 TAX RETURNS AND PAYMENTS. The Company has timely filed all tax returns (federal, state and local) required to be filed by it. All taxes shown to be due and payable on such returns, any assessments imposed, and to the Company's knowledge all other taxes due and payable by the Company on or before the date hereof have been paid or will be paid prior to the time they become delinquent. The Company has not been advised (i) that any of its returns, federal, state or other, have been or are being audited as of the date hereof, or (ii) of any deficiency in assessment or proposed adjustment to its federal, state or other taxes. The Company has no knowledge of any liability of any tax to be imposed upon its properties or assets as of the date of this Agreement that is not adequately provided for.

         2.12 EMPLOYEES. The Company has no collective bargaining agreements with any of its employees. There is no labor union organizing activity pending or, to the Company's knowledge, threatened with respect to the Company. No employee has any agreement or contract, written or verbal, regarding his employment. To the Company's knowledge, no employee of the Company, nor any consultant with whom the Company has contracted, is in violation of any term of any employment contract, proprietary information agreement or any other agreement relating to the right of any such individual to be employed by, or to contract with, the Company because of the nature of the business to be conducted by the Company; and to the Company's knowledge the continued employment by the Company of its present employees, and the performance of the Company's contracts with its independent contractors, will not result in any such violation. The Company has not received any notice alleging that any such violation has occurred. No employee of the Company has been granted the right to continued employment by the Company or to any material compensation following termination of employment with the Company. The Company is not aware that any officer or key employee intends to terminate their employment with the Company, nor does the Company have a present intention to terminate the employment of any officer or key employee.

         2.13 STOCK OPTIONS. The Company has authorized a Company stock option plan and an allocation of common stock options to be issued to employees of the Company (including directors of the Company who are employees of the Company) and such plan is sufficient to provide incentive to management and key employees of the Company for at least the next 12-month period.

         2.14 PROPRIETARY INFORMATION AND INVENTIONS ASSIGNMENT AGREEMENTS. Each employee, consultant and officer of the Company and/or any other person or entity developing intellectual property on behalf of the Company has executed an agreement with the Company regarding confidentiality and proprietary information. The Company is not aware that any of its employees or consultants is in violation thereof, and the Company will use its best efforts to prevent any such violation.

         2.15 REGISTRATION RIGHTS. Except as required pursuant to the Amended Registration Rights Agreement and the Existing Registration Agreement (as defined in the Registration Rights Agreement), the Company is presently not under any obligation, and has not granted any rights, to register any of the Company's securities under the Securities Act of 1933, as amended (the "Securities Act").

         2.16 COMPLIANCE WITH LAWS; PERMITS. The Company is not in violation and the execution and delivery of this Agreement and the performance of the Company's obligations hereunder will not put the Company in violation of any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties which violation would materially and adversely affect the business, financial condition, results of operations or prospects of the Company. No governmental orders, permissions, consents, approvals or authorizations are required to be obtained and no registrations or declarations are required to be filed in connection with the execution and delivery of this Agreement and the offer, issuance, sale and delivery of the Shares or the Conversion Shares, or the other transactions as contemplated in this Agreement. The Company has all franchises, permits, licenses and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which, individually or in the aggregate, could materially and adversely affect the business, financial condition, results of operations or prospects of the Company, and believes it can obtain, without undue burden or expense, any similar authority necessary for the conduct of its business as currently proposed to be conducted.

         2.17 ENVIRONMENTAL AND SAFETY LAWS. The Company is not in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, and to its knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law or regulation.

         2.18 OFFERING VALID. Assuming the accuracy of the representations and warranties of Purchaser contained in Section 3.2 hereof, the offer, sale and issuance of the Shares and the Conversion Shares will be exempt from the registration requirements of the Securities Act, and will have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws. Neither the Company nor any agent on its behalf has solicited or will solicit any offers to sell or has offered to sell or will offer to sell all or any part of the Shares to any person or persons so as to bring the sale of such Shares by the Company within the registration provisions of the Securities Act or any state securities laws.

         2.19 MINUTE BOOKS. The minute books of the Company provided to counsel for Purchaser contain an accurate summary of all meetings of, and any actions taken by, the directors and stockholders of the Company since the date of the Company's incorporation.

         2.20 DISCLOSURE. The Company has fully provided Purchaser with all the information Purchaser have requested for deciding whether to acquire the Shares and the Conversion Shares and all the information that the Company believes is reasonably necessary to enable Purchaser to make such a decision. The written materials, taken as a whole, furnished by the Company to Purchaser do not contain any material misstatements or omissions, provided, however, that the Company does not represent or warrant that it will achieve such financial projections.

3.       REPRESENTATIONS AND WARRANTIES OF PURCHASER.

         Purchaser hereby represents and warrants to the Company as follows:

         3.1 REQUISITE POWER AND AUTHORITY. Purchaser has all necessary power and authority under all applicable provisions of law to execute and deliver this Agreement, the Amended Registration Rights Agreement and the Amended Stockholders' Agreement and to carry out its obligations hereunder and thereunder. All actions on the part of the Purchaser required for the lawful execution and delivery of this Agreement, the Amended Registration Rights Agreement and the Amended Stockholders' Agreement have been or will be effectively taken prior to the date hereof, as applicable. Upon their execution and delivery, this Agreement, the Amended Registration Rights Agreement and the Amended Stockholders' Agreement will be valid and binding obligations of Purchaser, enforceable in accordance with their terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights and (ii) as limited by general principles of equity that restrict the availability of specific performance, injunctive relief or other equitable remedies.

         3.2 PURCHASE ENTIRELY FOR OWN ACCOUNT. The Purchaser is acquiring the Shares for its own account, not as a nominee or agent, for investment and not with a view to the resale or distribution of any part thereof except as specifically contemplated by Section 6.3 hereof.

         3.3 INVESTMENT EXPERIENCE. Purchaser is an "accredited investor" as defined in Rule 501(a) under the Securities Act. Purchaser believes it has acquired sufficient information about the Company to reach an informed decision to purchase the Shares. Purchaser has such business and financial experience as are required to give it the capacity to protect its own interests in connection with the purchase of the Shares.

         3.4 RESTRICTED SECURITIES. Purchaser understands that the Shares are being offered in a transaction not involving any public offering in the United States within the meaning of the Securities Act, that such Shares have not been registered under the Securities Act and that it may not resell, pledge or otherwise transfer any such Shares except (A) pursuant to an effective registration statement under the Securities Act, (B) in an offshore transaction complying with Rule 904 of Regulation S under the Securities Act, or (C) pursuant to another applicable exemption from registration.

         3.5 LEGENDS. Purchaser understands that the Shares and any securities issued in respect thereof or exchanged therefor, may bear the following legend until such time, if any, as (A) the Shares or such securities (i) are sold in compliance with Rule 144 under the Securities Act (or a comparable successor provision) or pursuant to an effective registration statement under the Securities Act or (ii) pursuant to Rule 144(k) under the Securities Act (or a comparable successor provision), or (B) the Company receives an opinion of counsel reasonably acceptable to it to the effect that such legend may be removed:

         "THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT
         (A) PURSUANT TO AN EXEMPTION PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES."

4.       INTENTIONALLY OMITTED.

5.       COVENANTS.

         5.1 RESERVATION OF COMMON STOCK. The Company will at all times reserve and keep available, solely for issuance and delivery upon conversion of the Shares, a sufficient number of shares of Common Stock to be issuable from time to time upon such conversion.

         5.2 PREEMPTIVE RIGHTS.

                  (a) If the Company proposes to issue, grant or sell equity securities or Rights, the Company shall first give to the Purchaser and any transferee of Shares from the Purchaser (each a "Securityholder") written notice setting forth in reasonable detail the price and other terms on which such equity securities or Rights are proposed to be issued or sold, the terms of any such Rights and the amount thereof proposed to be issued, granted or sold. Each Securityholder shall thereafter have the preemptive right, exercisable by written notice to the Company no later than fifteen (15) days after the Company's notice is given, to purchase the number of such equity securities or Rights set forth in the Securityholder's notice (but in no event more than the Securityholder's Proportionate Share (as defined below) thereof, as of the date of the Company's notice), at the price and on the other terms set forth in the Company's notice. Any notice by a Securityholder exercising the right to purchase equity securities or Rights pursuant to this Section 5.2 shall constitute an irrevocable commitment to purchase from the Company the equity securities or Rights specified in such notice, subject to the maximum set forth in the preceding sentence. If all the Securityholders exercise their preemptive rights set forth in this Section 5.2(a) to the full extent of their Proportionate Share or if for any other reason the Company shall not issue, grant or sell equity securities or Rights to persons other than Securityholders, then the closing of the purchase of equity securities or Rights by Securityholders shall take place on such date, no less than ten (10) and no more than thirty (30) days after the expiration of the 15-day period referred to above, as the Company may select, and the Company shall notify the Securityholders of such closing at least seven (7) days prior thereto. If all persons entitled thereto do not exercise their preemptive rights to the full extent of their Proportionate Share and, as contemplated by Section 5.2(b), the Company shall issue, grant or sell equity securities or Rights to persons other than Securityholders, then the closing of the purchase of equity securities shall take place at the same time as the closing of such issuance, grant or sale.

                  (b) If all persons entitled thereto do not exercise their preemptive rights to the full extent of their Proportionate Share, the Company shall use its good faith and commercially reasonable efforts to issue, grant or sell the remaining subject equity securities or Rights on the terms set forth in its notice to Securityholders, unless the Company is advised by its financial advisors that the remaining number or amount is too small to be reasonably sold. From the expiration of the 15-day period first referred to in Section 5.2(a) and for a period of 90 days thereafter, the Company may offer, issue, grant and sell to any person or entity equity securities or Rights having the terms set forth in the Company's notice relating to such equity securities or Rights at a price and on other terms no less favorable to the Company, and including no less cash, than those set forth in such notice (without deduction for reasonable underwriting, sales agency and similar fees payable in connection therewith); provided, however, that the Company may not issue, grant or sell equity securities or Rights in an amount greater than the amount set forth in such notice minus the amount purchased or committed to be purchased by Securityholders.

                  (c) The rights set forth in this Section 5.2 shall terminate upon successful consummation of a firm underwritten initial public offering of Common Stock by the Company pursuant to an effective registration statement under the Securities Act which results in net proceeds to the corporation of at least $30 million and the value of the corporation immediately prior to such offering is at least $150 million.

                  (d) The provisions of this Section 5.2 shall not apply to the following issuances of securities: (i) pursuant to an approved employee stock option plan, stock purchase plan, or similar benefit program or agreement, where the primary purpose is not to raise additional equity capital for the Company, (ii) as direct consideration for the acquisition by the Company of another business entity or the merger of any business entity with or into the Company, (iii) in connection with a stock split or dividend or a recapitalization or reorganization of the Company, (iv) upon the exercise of warrants or options, or upon the conversion of convertible securities, outstanding on the date hereof or as to which Securityholders have been previously offered the right to participate as contemplated hereby or (v) securities issued in a transaction registered under the Securities Act.

                  (e) For purposes of this Agreement, the following terms shall have the corresponding meanings set forth herein: "Proportionate Share" means, with respect to each Securityholder, a fraction the numerator of which is the total number of shares of Common Stock owned and the number of shares of Common Stock issuable upon exercise of Rights owned by such Securityholder, and the denominator of which is the total number of shares of Common Stock outstanding plus the number of shares of Common Stock issuable upon exercise of all Rights outstanding. "Right" means any option, warrant, security, right or other instrument convertible into or exchangeable or exercisable for, or otherwise giving the holder thereof the right to acquire, directly or indirectly, from the Company any Common Stock or any other such option, warrant, security, right or instrument, including any instrument issued by the Company or any subsidiary thereof the value of which is measured by reference to the value of the Common Stock.

         5.3 ANTI-DILUTION PROTECTION. As set forth in the Certificate, if the Company issues additional equity securities (or rights to acquire such equity securities or securities convertible into, or exchangeable for such equity securities) at a purchase price less than the price per share paid for the Shares (as may be adjusted), Purchaser shall be entitled to a broad-based weighted average adjustment (based on their Proportionate Share). Such anti-dilution protection shall not apply to the following issuances of securities: (i) pursuant to an approved employee stock option plan, stock purchase plan, or similar benefit program or agreement, where the primary purpose is not to raise additional equity capital for the Company, and in which the options issued or issuable do not exceed 13,984,771 within twelve months from the date hereof, (ii) as direct consideration for the acquisition by the Company of another business entity or the merger of any business entity with or into the Company, (iii) in connection with a stock split or dividend, or a recapitalization or reorganization of the Company (iv) upon the exercise of warrants or options, or upon the conversion of convertible securities, outstanding on the date hereof or as to which the Investors have been previously offered the right to participate as contemplated hereby, (v) securities issued in a transaction registered under the 1933 Act or (vi) in connection with an agreement with a lending or leasing institution approved by the Board of Directors. These rights shall expire upon the successful consummation of firm underwritten initial public offering of the Common Stock of the Company pursuant to an effective Registration Statement under the Securities Act which results in net proceeds to the corporation of at least $30 million and the value of the corporation immediately prior to such offering is at least $150 million.

         5.4 INFORMATION RIGHTS. The Company shall deliver to Purchaser (a) within 90 days after the end of each fiscal year of the Company, unaudited annual financial statements, (b) within thirty (30) days after the end of each of the first three quarters of each fiscal year, unaudited financial reports,
(c) within fifteen (15) days of the end of each month or other relevant period, unaudited financial reports and management reports explaining significant variances from forecasts and all other significant developments, and (d) any other financial or other information that Purchaser may reasonably request. These rights will terminate upon the consummation of an initial public offering of the Company's Common Stock.

         5.5 FURTHER ASSURANCES. The Company and the Purchaser shall use their respective reasonable efforts at any time and from time to time to execute and deliver to the applicable parties such further documents and instruments and to take all such further actions as such other parties to this Agreement reasonably may request to consummate the transactions contemplated by this Agreement, the Certificate, the Amended Stockholders' Agreement and the Amended Registration Rights Agreement.




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

6.       MISCELLANEOUS.

         6.1 GOVERNING LAW. This Agreement shall be governed in all respects by the laws of the State of New York without regard to principles of conflict of laws.

         6.2 SURVIVAL. The representations, warranties, covenants and agreements made herein shall survive for a period of three (3) years, unless the representation, warranty, covenant or agreement, by its terms survives for a different period, any investigation made by any Purchaser and the closing of the transactions contemplated hereby.

         6.3 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, the rights and obligations hereunder may not be assigned or delegated by the Purchaser or the Company without the prior written consent of the other; provided, however, that Purchaser may assign its rights and delegate its obligations hereunder, in whole or in part; provided, further, that any such assignee that acquires any Shares shall, as a condition to acquiring such Shares, agree to be bound by the provisions of any agreement applicable to the Shares. The provisions hereof shall inure to the benefit of, and be binding upon, the successors and permitted assigns of the parties hereto.

         6.4 ENTIRE AGREEMENT. This Agreement, the Exhibits and Schedules hereto, including the Amended Registration Rights Agreement and the Amended Stockholders' Agreement, and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subject matter hereof and thereof.

         6.5 SEVERABILITY. In case any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         6.6 AMENDMENT AND WAIVER.

                  (a) This Agreement may be amended or modified only upon the written consent of the Company and holders of at least a majority of the Shares (treated as if converted and including any Conversion Shares into which the Shares have been converted that have not been sold to the public).

                  (b) The obligations and rights of the Company and the Purchaser may be waived only by a writing signed by such party.

         6.7 DELAYS OR OMISSIONS It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement, the Amended Registration Rights Agreement, the Amended Stockholders' Agreement or the Certificate, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind of character on any Purchaser's part of any breach, default or noncompliance under this Agreement, the Amended Registration Rights Agreement, the Amended Stockholders' Agreement or under the Certificate or any waiver on such party's part of any provisions or conditions of the Agreement, the Amended Registration Rights Agreement, the Amended Stockholders' Agreement, or the Certificate must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, the Amended Registration Rights Agreement, the Amended Stockholders' Agreement, the Certificate, by law, or otherwise afforded to any party, shall be cumulative and not alternative.

         6.8 NOTICES. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified; (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day; (iii) five

(5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company at the address as set forth on the signature page hereof and to Purchaser at the address set forth on the signature page hereto or at such other address as the Company or Purchaser may designate by ten (10) days advance written notice to the other parties hereto.

         6.9 TITLES AND SUBTITLES. The titles of the sections and subsections of the Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

         6.10 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

         6.11 BROKER'S FEES. Each party hereto represents and warrants that no agent, broker, investment banker, person or firm acting on behalf of or under the authority of such party hereto is or will be entitled to any broker's or finder's fee or any other commission directly or indirectly in connection with the transactions contemplated herein. Each party hereto further agrees to indemnify each other party for any claims, losses or expenses incurred by such other party as a result of the representation in this Section being untrue.

         6.12 EXPENSES. The Company and the Purchaser shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement and all of the transactions contemplated herein; provided, however, that if the Purchaser consummate the purchase of the Shares, the Company shall reimburse all reasonable legal fees and all expenses of the Purchaser incurred in connection with the negotiation, preparation, execution, delivery and performance of this Agreement and all of the transactions contemplated herein.

         6.13 SPECIFIC ENFORCEMENT. Any Purchaser shall be entitled to specific enforcement of its rights under this Agreement. Then Company acknowledges that money damages would be an inadequate remedy for its breach of this Agreement and consents to an action for specific performance or other injunctive relief in the event of any such breach.

         6.14 ATTORNEY'S FEES. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

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

         IN WITNESS WHEREOF, the parties hereto have executed the Series C Convertible Preferred Stock Purchase Agreement as of the date set forth in the first paragraph hereof.


ODIMO INCORPORATED                      SDG MARKETING,  INC.



By: /s/ Alan Lipton                     By: /s/ Pavlo Protopapa
    ----------------------------------      ------------------------------------
Name: Alan Lipton                       Name: Pavlo Protopapa
Title: President                              ----------------------------------
                                        Title: Attorney in Fact
                                               ---------------------------------







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